ADDENDUM AND MODIFICATION OF PURCHASE AGREEMENT

This agreement ("Addendum") is adopted as a modification and amendment to that certain Purchase Agreement ("Purchase Agreement") executed as of May 27, 1998 by and between CYPRESS SPRINGS LLC, a California limited liability company
("Cypress") managed by Ira E. Ritter, an individual residing in California ("Ritter"), and BIOMUNE SYSTEMS, INC., a Nevada corporation ("Biomune").

           A. The parties desire and intend by this writing to modify and amend the Purchase Agreement as provided in paragraph 14 of the Purchase Agreement.

           B. The parties mutually agree that the modification of the Purchase Agreement is in the best interests of all parties to the Purchase Agreement.

The Parties, intending to be legally bound, agree as follows:

           1. Effect of Modification Agreement. This Agreement modifies the Purchase Agreement and agreements incorportated therein by reference only to the extent expressly stated herein. All remaining terms and conditions of the Purchase Agreement which do not conflict with the terms as modified by this Agreement will continue in full force and effect. As used in this Addendum, "Purchase Agreement" shall include those incorporated documents.

           2. Changes to  Agreement. The  following  shall apply to the Purchase
Agreement:

                    A. The down  payment to be  credited  against  the  Purchase
               Price shall be $360,000, comprising the $360,000 credit for amounts paid or advanced under the 1997 purchase transaction.

                    B. Ritter will receive up to 3,750,000 shares of convertible preferred stock of Biomune within two years from the date of the Purchase Agreement upon generation of profits at Rockwwod of $750,000; provided, however that if Rockwood has profits during such period in an amount that is less than $750,000, then Ritter will receive a portion of such shares determined by dividing the actual profits by $750,000 and multiplying 3,750,000 by such percentage.

                    C. The right of rescission granted Cypress under Section 2.e of the Purchase Agreement shall be exercisable by Cypress in the event that Biomune fails to extend credit to Cypress as the parties may from time to time agree, with the following consequences for such breach:(i) the down payment of $360,000 will be retained; (ii) the first 500,000 shares of preferred stock delivered as part of the purchase price under 2.B (i), above, will be retained; (iii) the note, if any, evidencing prior loans to Cypress by Biomune will be canceled and Cypress will be under no further obligation under such instrument; (iv) the transfer of the 52% interest to Biomune will be canceled; and (v) amounts, if any, outstanding on the Line of Credit referred to in the Purchase Agreement will be converted to equity in Rockwood equal to a 20% ownership interest.

           3. Remaining Terms. Except to the extent modified by this Addendum, the remaining terms and conditions of the Purchase Agreemenht are expressly accepted and will continue in full force and effect and hereby incorporated in and made a part of this Agrreement by this reference.

IN   WITNESS  WHEREOF,  the   parties  have  executed and  delivered  this as of
August 18, 1998.

                                                    BIOMUNE SYSTEMS, INC.
                                                    a Nevada corporation


                                                    /s/ Michael G. Acton
                                                    ---------------------
                                                    By: Michael G. Acton
                                                    Chief Executive Officer


                                                    CYPRESS SPRINGS LLC

                                                    /s/ Ira E. Ritter
                                                    ---------------------
                                                    By: Ira E. Ritter
                                                    President

                                                    Acknowledged and agreed:

                                                    ROCKWOOD COMPANIES LLC
                                                    a California limited
                                                    liability company

                                                    /s/ Ira E. Ritter
                                                    ---------------------
                                                    By: Ira E. Ritter
                                                    President